EXHIBIT 3.5

                                STATE OF DELAWARE



                          OFFICE OF SECRETARY OF STATE

                            -------------------------

                  I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STOCK DESIGNATION OF DOCUCON, INCORPORATED FILED IN THIS OFFICE ON THE THIRTIETH DAY OF MAY, A.D.
         1990, AT 4:30 O'CLOCK P.M.

                      : : : : : : : : : : : : : : : : : : :


------------------------------------------
                                             Michael Harkins, Secretary of State

                                             AUTHENTICATION:  :2673386

                                             DATE:  05/31/1990


                          CERTIFICATION OF DESIGNATION
                  PREFERENCES OF SERIES A CONVERTIBLE PREFERRED
                         STOCK OF DOCUCON, INCORPORATED


The undersigned, Edward P. Gistaro and S. E. Faye, do hereby certify:

                  A. That said Edward P. Gistaro is, and at all times herein mentioned was, the duly elected and acting President and Chief Executive Officer of Docucon, Incorporated a Delaware corporation (the "Company"), and that said Stanley E. Faye, is, and at all times herein mentioned was, the duly elected and acting Assistant Secretary of the Company.

                  B. That by the unanimous written consent of the Board of Directors dated May 22, 1990, the following preamble and resolutions were duly adopted and remain in effect:

                           WHEREAS, the Board of Directors of the Company is
authorized, within the limitations and restrictions stated in the Certificate of Incorporation, to fix by resolution or resolutions the designation of each series of Preferred Stock and the powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption dividends, dissolution or the distribution of assets, conversion or exchange, and such other subject or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of Delaware, and

                           WHEREAS, it is the desire of the Board of Directors
of the Company, pursuant to its authority as aforesaid, to fix the terms of the series of Preferred Stock and the number shares constituting such series:

                           NOW, THEREFORE, BE IT RESOLVED:

                           (1)  Designation.

                           The Board of Directors does hereby provide for the
issue of a series of Preferred Stock of the Company, to be designated and known as Series A Convertible Preferred Stock (the "Convertible Preferred Stock").

                           (2)  Number of Shares.

                           The number of shares constituting the Convertible
Preferred Stock be and the same is hereby fixed at sixty (60).

                           (3)  Allocation to Capital.

                           The amount to be represented in capital at all times
in respect of each share of Convertible Preferred Stock shall be its par value of $1.00 per share.

                           (4)  Dividends.

                           (a)  The holders of shares of Convertible preferred
Stock, in preference to the holders of Common Stock and of any other capital stock of the Company which ranks junior to the Convertible Preferred Stock in respect of dividends or distributions of assets on liquidation of the Company (all of which classes, other than the Convertible Preferred Stock, are hereinafter referred to as "Junior Securities"), shall be entitled to receive, as and when declared by the Board of Directors, out of the assets of the Company which are by law available for the payment of dividends, cumulative cash dividends at the rate of 11% per annum, assigning a value of $25,000 to each share. Except as otherwise provided herein, the declaration or payment of dividends is at the discretion of the Company's Board of Directors, and is not mandatory, and any accrued but unpaid dividends shall not be deemed to be in arrears. An arrearage shall be deemed to occur when dividends which have been declared by the Board of Directors are not paid in full within 15 days after the dividend payment date. The holders of the shares of Convertible Preferred Stock shall be entitled to receive dividends payable semi-annually on June 15 and December 15 of each year, commencing December 15, 1990. Dividends on shares of Convertible Preferred Stock shall accrue from the date of issuance. Such dividends shall be paid to the holders of record at the close of business on the record date specified by the Board of Directors of the Company at the time such dividends is declared. Unpaid accrued dividends shall not bear interest.

                           (b)  All dividends paid with respect to shares of the
Convertible Preferred Stock pursuant to Paragraph (4) (a) shall be paid pro rata to the holders entitled thereto.

                           (c)  Each fractional share of the Convertible
Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of Convertible Preferred Stock pursuant to Paragraph (4) (a) hereof.

                           (d)  Notwithstanding anything contained herein to the
contrary, no dividends on shares of the Convertible Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, specifically prohibits such declaration, payment or setting apart for payment; provided, however, that nothing herein contained shall in any way or under any circumstance be construed or deemed to require the Board of Directors to declare or the Company to pay or set apart for payment any dividends on shares of the Convertible Preferred Stock at any time, whether permitted by any of such agreements or not.

                           (e)  If at any time the Company shall have failed to
pay all cash dividends which have accrued on any outstanding shares of any other series of Preferred Stock having cumulative dividend rights ranking prior to or on a parity with the shares of the Convertible Preferred Stock at the times such dividends are payable, no dividend shall be declared by the Board of Directors or paid or set apart for payment by the Company on shares of the Convertible Preferred Stock unless prior to or concurrently with such declaration, payment or setting apart for payment, all accrued and unpaid cash dividends on all outstanding shares of such other series of Preferred stock shall have been or be declared, paid or set apart for payment, without interest; provided, however, that in the event such failure to pay accrued dividends is with respect only to the outstanding shares of the Convertible Preferred Stock and any outstanding shares of any other series of the Preferred Stock having cumulative dividends rights on a parity with the shares of the Convertible Preferred Stock, cash dividends may be declared, paid or set apart for payment, without interest, pro rata on shares of the Convertible Preferred Stock and shares of such other series of the Preferred Stock so that the amounts of any cash dividends declared, paid or set apart for payment on shares of the Convertible Preferred Stock and shares of such other series of the Preferred Stock shall in all cases bear to each other the same ratio that, at the time of such declaration, payment or setting apart for payment, all accrued declaration, payment setting apart for payment, all accrued but unpaid cash dividends on all outstanding shares of the Convertible Preferred Stock and all outstanding shares of such other series of Preferred Stock and all outstanding shares of such other series of Preferred Stock bear to each other. For the purpose of this Paragraph 4(e), dividends on any other series of Preferred Stock that are payable at the Company's option either in cash or in other property shall not be deemed to be cash dividends.

                           Any dividend not paid pursuant to Paragraph (4)(a) or
(d) hereof or this Paragraph (4) (e) shall be fully cumulative and shall accrue and compound quarterly (whether or not declared), without interest, as set forth in Paragraph (4) (a) hereof.

                           (f)  Holders of shares of convertible Preferred Stock
shall be entitled to receive the dividends provided for in Paragraph (4) (a) hereof in preference to and in priority over any dividends or other distributions upon any of the Junior Securities, whether payable in cash or other property.

                           So long as any shares of Convertible Preferred Stock
are outstanding, the Company shall not declare, pay or set apart for payment any dividends on any of the Junior Securities or make any payment on account of, or set apart for payment money for, a sinking or other similar fund for the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls, or options exercisable for any of the Junior Securities, or make any distribution respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other holders of Junior Securities), and shall not purchase or redeem, and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem, any Convertible Preferred Stock or any other Junior Securities or any warrants, rights, calls or options exercisable for any of the Junior Securities, unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase or redemption, as the case may be, all accrued dividends on shares of Convertible Preferred Stock not paid on the dates provided for in Paragraph (4) (a) hereof (including if not paid pursuant to the terms and conditions of Paragraph (4) (d) or Paragraph (4) (e) hereof) shall have been or be paid.

                           (g)  Subject to the foregoing provisions of this
Paragraph (4), the Board of Directors may declare and the Company may pay or set apart for payment dividends and other distributions on any of the Junior Securities, and may purchase or otherwise redeem any of the Junior Securities or any warrants, rights or options exercisable for any of the Junior Securities, and the holders of the shares of Convertible Preferred Stock shall not be entitled to share therein.

                           (h)  The record holders of Convertible Preferred
Stock converted or redeemed during the interval between the record date and the succeeding payment date applicable to any dividend declared thereon shall be entitled to receive on such succeeding payment date the dividend declared on such Convertible Preferred Stock notwithstanding that such conversion redemption occurred. The Company shall pay all accrued but unpaid dividends on converted shares of Convertible Preferred Stock at the time of the conversion thereof either in cash or in shares of Common Stock (based on the closing market price on the last trading day prior to the date of conversion).

                           (5)  Liquidation Preference.

                           (a)  In the event of any voluntary or involuntary
liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount in cash equal to $25,000 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the date fixed for liquidation, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities; provided, however, that the holders of outstanding shares of Convertible Preferred Stock shall be entitled to receive such liquidation payment until the liquidation payments on all outstanding shares of any other series of Preferred Stock having liquidation rights ranking prior to the shares of Convertible Preferred Stock shall have been paid in full. If the assets of the Company are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of any other series of the Preferred Stock having liquidation rights on a parity with the shares of Convertible Preferred Stock, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amounts which would be payable on such distribution if the amounts to which the holders of all outstanding shares of Convertible Preferred Stock and the holders of outstanding shares of such other series of the Preferred Stock are entitled were paid in full. The consolidation or merger of the Company with another entity shall not be deemed a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and shall not give rise to any rights provided for in this Paragraph (5).

                           (b)  The liquidation payment with respect to each
fractional share of the Convertible Preferred Stock outstanding or accrued but unpaid, shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Convertible Preferred Stock.

                           (6)  Conversion Rights.

                           (a)  Each share of Convertible Preferred Stock shall
be convertible at the option of the holder thereof at the office of the Company or at the office of the transfer agent, if any, for the Convertible Preferred Stock, into shares of duly authorized, fully paid, and non-assessable shares of Common Stock at the conversion price of $1.375 per share of Common Stock (the "Conversion Rate"), subject to adjustment as provided in this Paragraph. The number of shares of Common Stock to be delivered upon conversion of the Convertible Preferred Stock shall be determined by dividing the liquidation amount ($25,000 per share) of the shares surrendered by the Conversion Rate at the time of surrender, calculated to the nearest 1/100th of a share (fractions of less than 1/100 being disregarded).

                           (b)  Before any Convertible Preferred Stock shall be
converted, the holder thereof shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company, or transfer agent, if any, for such stock, and shall give written notice to the Company at said office that he elects to convert the same or part thereof and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued. The date of receipt of such documents by the Company or the transfer agent, as the case may be, in proper form is herein referred to as the "Conversion Date. " The Company will as soon as practicable thereafter, issue and deliver at said office to such holder of convertible Preferred Stock, or to his nominee of nominees, certificates for the number of whole share or shares of Common Stock to which they shall be entitled as aforesaid, together with cash in lieu of any fraction of a share as hereinafter provided. No fractional shares of Common Stock are to be issued upon conversion, but the Company shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to the same fraction of the closing price (which shall be determined in accordance with the last sentence of subparagraph (g) below) per share of Common Stock on the Conversion Date, unless the Board of Directors shall determine to make such adjustment by the issuance of fractional scrip certificates or in some other manner. The shares of Convertible Preferred Stock so converted shall be deemed to have been converted as of the close of business on the Conversion Date and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the close of business on such Conversion Date.

                           (c)  In case the Company shall, with respect to its
Common Stock, (i) pay a dividend in its Common Stock or in securities convertible into or exchangeable for its Common Stock (in which latter event the number of shares of Common Stock initially issuable upon the conversion or exchange of such securities shall be deemed to have been distributed), (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding Common stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the conversion Rate in effect immediately following such action had such Convertible Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this subparagraph shall become effective immediately after the record date, in the case of a dividend, and shall become effective immediately after the effective date, in the case of a subdivision, combination or reclassification.

                           (d)  In case of the Company shall issue to all
holders of outstanding shares of Common Stock any rights or warrants to subscribe for or purchase shares of its Common Stock, at a price per share less than the current market price per share of Common Stock (determined as provided in subparagraph (f) below) on the record date mentioned below, the Conversion Rate shall be changed to a price determined by dividing (A) an amount equal to the sum of (x) the product derived by multiplying the Conversion Rate in effect immediately prior thereto by the number of shares of Common Stock outstanding immediately prior to the issuance of such rights of warrants ( including all shares of Common Stock issuable upon conversion of the Convertible Preferred Stock ), plus (y) the consideration, if any, received by the Company upon the grant of such rights or warrants, plus any consideration to be received by the Company upon exercise of such rights or warrants, by (B) the number of shares of Common Stock to be outstanding after the exercise of such rights or warrants. Such adjustment shall not be made (i) for the grant of employee stock options pursuant to the Company's 1988 Stock Option Plan. or any other plan or plans adopted by the Company's Board of Directors, or upon the exercise thereof, (ii) upon exercise of any other options or warrants outstanding on June 1, 1990 (iii) upon the occurrence of any transaction specified in Paragraph (c) above, or (iv) in the event of the adjustment of the Conversion Rate as provided in subparagraph (e) below. Such adjustment shall become effective immediately after the opening of business on the day following the record date for issuing such shares or rights or warrants.

                           (e)  In the event that the Company shall at any time
after June 1, 1990 grant any rights or options to subscribe for or to purchase Common Stock or any other stock or securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), (other than (a) shares of Common Stock which may be issued upon exercise of the Convertible Preferred Stock, (b) shares of Common Stock which may be issued as a stock dividend or stock split for which adjustment of the Conversion Rate is made as provided in Paragraph (c) above, (c) shares of Common Stock which may be issued upon exercise of rights or warrants for which adjustment of the Conversion Rate is made as provided in Paragraph (d) above,
(d) share os Common Stock which may be issued upon exercise of options granted pursuant to the Company's 1988 Stock Option Plan, or any other plan or plans adopted by the Company's Board of Directors, or any warrants outstanding on May 31, 1990) and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Conversion Rate on the date of such grant, the Conversion Rate in effect immediately prior to such grant shall be changed to a price determined by dividing (A) an amount equal to the sum of (x) the product immediately prior thereto by the number of shares of Common Stock outstanding immediately prior to such grant (including Convertible Preferred Stock), plus
(y) the consideration, if any, received by the Company upon the grant of such Options or issue or sale of the Convertible Securities plus any consideration to be received by the Company upon the exercise of such Options or conversion or exchange, by (B) the number of shares of Common Stock to be outstanding immediately after the exercise of such Options or conversion of exchange of such Convertible Securities (including as outstanding all shares of Common Stock issuable upon conversion of all the Convertible Preferred Stock).

                           Except as provided in Paragraphs (6) (c), (d), (e)
and (h) hereof, no other event shall effect a change in the Conversion Rate.

                           (f)  For the purpose of any computation under
Paragraphs (6) (a), (d) and (e) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive business days commencing 45 business days before the day in question. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the mean of the reported closing bid and asked prices regular way on the relevant securities exchange on such day or, if the Common Stock is not listed or admitted to trading on any national securities exchange, or it such national exchange is not the principle trading market for the Company's Common Stock, the mean of the closing bid quotations in the over-the-counter market on such day as reported by the National Quotation Bureau of similar reporting service.

                           (g)  No adjustment or readjustment in the Conversion
Rate shall be required unless such adjustment or readjustment would require an increase or decrease of at least 1% in the Conversion Rate, as adjusted and readjusted from time to time; provided, however, that any adjustments which by reason of this Paragraph (6) (g) are not required to be, and are not, made shall be carried forward and taken into account in any subsequent adjustment or readjustment.

                           (h)  On the expiration of any rights or warrants
referred to in Paragraph (6) (d) or (e), or the termination of any rights of conversion or exchange referred to in Paragraph (6) (c) (i), the Conversion Rate then in effect shall forthwith be readjusted to such Conversion Rate as would have obtained had the adjustment made upon the issuance of such rights or warrants or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants or upon the conversion or exchange of such securities.

                           (i)  Whenever the Conversion Rate is adjusted as
herein provided, the Chief Financial Officer of the Company shall compute the adjusted Conversion Rate in accordance with the provisions of this Paragraph (6) and shall prepare a certificate setting forth such Conversion Rate showing in detail the facts upon which such adjustment is made. Such Certificate shall forthwith t\be filed with the transfer agent, if any, for the Company's Convertible Preferred Stock and a notice thereof mailed to the holders or record of the outstanding shares of such series.

                           (j)  In case of the consolidation or merger of the
Company with or into another corporation resulting in an exchange or recapitalization of all of the Company's Common Stock, or the conveyance of all or substantially all of the assets of the Company to another corporation, each share of Convertible Preferred Stock shall thereafter be convertible into the kind and number of shares of stock or other securities or property receivable upon such consolidation, merger or conveyance by a holder of the number of shares of Common Stock into which each share of Convertible Preferred Stock might have been converted immediately prior to such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of such shares of Convertible Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Rate) shall thereafter be applicable, as nearly as reasonable may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the shares of Convertible Preferred Stock.

                           (k)  The Company shall at all times reserve and keep
available, out of its authorized but unissued shares of Common Stock or out of shares of Common stock held in its treasury, solely for the purpose of effecting the conversion of the Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Convertible Preferred Stock from time to time outstanding.

                           (1)  The Company will pay all documentary and other
taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Convertible Preferred Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such transfer has paid to the Company the amount of any such tax or has established to the satisfaction of the Company that such tax has been paid.

                           (m)  Shares of Convertible Preferred Stock which have
been issued and required in any manner, including shares purchased or redeemed and shares which have been converted into shares of Common Stock, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided, however that no such issued and reacquired Convertible Preferred Stock shall be reissued or sold as Convertible Preferred Stock.

                           (7)  Voting Rights.

                           (a)  Each holder of record of Convertible Preferred
Stock shall be entitled to one vote for each share of Common Stock into which the shares of Convertible Preferred Stock held by him are convertible. Except as otherwise provided by law and subject to Paragraphs (7) (b) and (8), Convertible Preferred Stock and Common Stock (and any other capital stock of the Company at that time entitled thereto) shall vote together as a single class on all matters upon which stockholders are entitled to vote.

                           (b)  So long as any shares of Convertible Preferred
Stock are outstanding, the Company will not without the affirmation vote or consent of at least 66 2/3% of the outstanding shares of Convertible Preferred Stock (excluding treasury shares and shares held by subsidiaries) voting as separate series, create any class or series of shares ranking prior to the Convertible Preferred Stock either as to dividends or upon liquidation, or amend the Company's Certificate of Incorporation to affect adversely the powers (except as such powers may be limited rights given to additional shares of any class), rights or preferences of the Convertible Preferred Stock. For the purposes of this subparagraph (b), each holder of Convertible Preferred Stock shall be entitled to one vote for each share held.

                           (8)  Voting Rights of Convertible Preferred Stock
Upon Default in Payment of Dividends.

                           (a)  In addition to the voting rights set forth in
Paragraph (7) above, if and when dividends payable on all the outstanding shares of Convertible Preferred Stock shall be in arrears for four full consecutive quarters, then, until, but not after, such time as all accrued and unpaid dividends on all outstanding shares of Convertible Preferred Stock shall have been declared and either paid or a sum set apart sufficient for the payment thereof, the holders of record of all shares of Convertible Preferred Stock then outstanding, voting separately as one class, and with one vote for each share held, shall be entitled to elect one member of the Board of Directors.

                           (b)  At any time after such voting power shall have
so vested in the holders of Convertible Preferred Stock, the Secretary of the Company may, and upon the written request of the holders of record of 10% of the shares of Convertible Preferred Stock shall, call a meeting of the holders of Convertible Preferred Stock for the election of the director to be elected by then as herein provided, to be held within 30 days after such call and at the place and upon the notice provided by law and the by-laws for the holding of meetings of stockholders; provided, however, the Secretary shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of stockholders. if any such special meeting required to be called as above provided shall not be called by the Secretary within 30 days of receipt of any such request, then the holders of record of at least 10% of the shares of Convertible Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may call such meeting to be held at the place and upon the notice above provided, and for that purpose shall have access to the stock ledger of the Company. No such special meeting and no adjournment thereof shall be held on a date later than 30 days before the annual meeting of stockholders or a special meeting held in place thereof next succeeding the time when the holders of Convertible Preferred Stock become entitled to elect directors and provided above.

                  (c) Notwithstanding any other provisions of these capital stock provisions of the By-laws to the contrary, if any meeting of stockholders for the election of directors shall be held while holders of the outstanding shares of Convertible Preferred Stock voting as a class are entitled to elect one director, as herein provided, and if the holders of at least a majority of such shares shall be present or represented by proxy at such meeting, or any adjournment thereof, then by vote of the holders of a least a majority of the shares of Convertible preferred Stock present or so represented at such meeting, the then authorized number of directors of the Company shall be increased by one, and at such meeting the holders of Convertible Preferred Stock shall be entitled to elect, by such vote, the additional director so provided for, but no such additional director so elected shall hold office beyond the next annual meeting of stockholders or special meeting held in place thereof. Whenever the holders of Convertible Preferred Stock shall be divested of the power to elect one director as above provided, the term of office of the person, if any, elected as director by the holders of Convertible Preferred Stock, voting as a class, shall forthwith terminate and the authorized number of directors of the company shall be reduced accordingly.

                  RESOLVED FURTHER, that the Chairman of the Board of Directors and Chief Executive Officer or the President or any Vice President, and the Secretary or any Assistant Secretary of the Company are each authorized to execute, verify and file a certificate of designation of preferences in accordance with Delaware law.

                  C. That the authorized number of share of Preferred Stock of the Company is 30,000,000 and that the authorized number of shares of Preferred Stock constituting the Series A Convertible Preferred Stock, none of which has be issued, is 60.

                  D.  That the Certificate is the act and deed of the Company.

                  IN WITNESS WHEREOF, the undersigned have executed this certificate in the name and on behalf of Docucon, Incorporated, this 29th day of May, 1990.



                                       BY: /s/ EDWARD P. GISTARO
                                               Edward P. Gistaro
                                               President


                                            ATTEST:


                                       BY: /s/ S.E. FAYE
                                               S.E. Faye
                                               Assistant Secretary


                  Each of the undersigned signing on behalf of Docucon, Incorporated declares under penalties of perjury that the matters set forth in the foregoing certificate are true and correct of their own knowledge.


                                       BY: /s/ EDWARD P. GISTARO
                                               Edward P. Gistaro
                                               President



                                       BY: /s/ S.E. FAYE
                                               S.E. Faye
                                               Assistant Secretary